UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 22, 2007

ZEP INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33633	26-0783366
(State or other jurisdiction of Company or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4401 Northside Parkway, Suite 700, Atlanta, GA	30327
(Address of principal executive offices)	(Zip Code)

(404) 352-1680

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03.	Material Modification of Rights of Security Holders.

The information included in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference to this Item 3.03

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change of Fiscal Year.

On October 22, 2007, Zep Inc. (“Zep”) restated its certificate of incorporation (the “Restated Certificate of Incorporation”). A description of the material provisions of the Restated Certificate of Incorporation is included in the sections entitled “Certain Anti-takeover Provisions of Our Certificate of Incorporation, Bylaws, Rights Agreement, and Delaware Law” and “Description of Capital Stock” of Zep’s Registration Statement on Form 10, as amended (the “Information Statement”). A copy of the Information Statement is attached hereto as Exhibit 99.1 and incorporated herein by reference. A copy of the Restated Certificate of Incorporation is attached hereto as Exhibit 3.1 and incorporated herein by reference.

In addition, on October 22, 2007, Zep amended and restated its By-Laws (the “Amended and Restated By-Laws”). A description of the material provisions of the Amended and Restated By-Laws is included in the sections entitled “Certain Anti-takeover Provisions of Our Certificate of Incorporation, Bylaws, Rights Agreement, and Delaware Law” and “Description of Capital Stock” in the Information Statement and incorporated herein by reference. A copy of the Amended and Restated By-Laws is attached hereto as Exhibit 3.2 and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description
3.1	Restated Certificate of Incorporation of Zep Inc.

3.2	Amended and Restated Bylaws of Zep Inc.

99.1	Information Statement, as amended October 10, 2007 (Reference is made to Exhibit 99.1 of registrant’s Form 10 as filed with the Commission on October 10, 2007 and incorporated herein by reference).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Zep Inc.

October 26, 2007	By:	/s/ C. Francis Whitaker, III
C. Francis Whitaker, III
Vice President, General Counsel, and Secretary